EXHIBIT 10.15

FIRST AMENDMENT

TO

THE RELIANCE STEEL & ALUMINUM CO.
DEFERRED COMPENSATION PLAN

 (Amended and Restated Effective January 1, 2013)

THIS FIRST AMENDMENT (the “Amendment”) to the Reliance Steel & Aluminum Co. Deferred Compensation Plan, as amended from time to time (the “Plan”) is made as of December 22, 2020.

WHEREAS, Reliance Steel & Aluminum Co. (the “Company”) maintains the Plan to provide a select group of management or highly compensated employees the opportunity to defer receipt of compensation;

WHEREAS, for purposes of this Amendment, capitalized terms used herein that are not defined shall have the meanings given to them in the Plan;

WHEREAS, pursuant to Section 11.2 of the Plan, the Committee or the Company is authorized to amend or modify the Plan from time to time; and

WHEREAS, the Committee desires to amend the Plan as set forth herein;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 16.16 (Deduction Limitation on Benefit Payments) is hereby deleted in its entirety and replaced with “[Reserved]”.

2.	Except as otherwise amended herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of the date first set forth above.

Reliance Steel & Aluminum Co.

By: /s/ Karla R. Lewis
Name:Karla R. Lewis
Title:Senior Executive Vice President & Chief Financial

Officer